                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of Virage Logic Corporation of our report dated October 30, 2000 with respect to the consolidated financial statements and schedule of Virage Logic Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                            /s/ ERNST & YOUNG LLP

Palo Alto, California
May 1, 2001